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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated July 27, 2001 included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (No. 2-73235) of the Hathaway Corporation Amended 1980 Non-Incentive Stock Option Plan dated August 3, 1981, into the Registration Statement on Form S-8 (No. 2-90687) of the 1983 Incentive and Non-Qualified Stock Option Plan of Hathaway Corporation dated May 10, 1984, into the Registration Statement on Form S-8 (No. 33-44998) of the 1992 Employee Stock Purchase Plan of Hathaway Corporation dated January 8, 1992, into the Registration Statement on Form S-8 (No. 33-37473) of the 1989 Incentive and Non-Qualified Stock Option Plan of Hathaway Corporation dated October 25, 1990, into the Registration Statements on Form S-8 (Nos. 33-44997 and 333-21337) of the 1991 Incentive and Non-Statutory Stock Option Plan of Hathaway Corporation dated January 8, 1992 and February 7, 1997, respectively, and into the Registration Statement on Form S-8 (No. 333-55344) of the Hathaway Corporation 2001 Employee Stock Purchase Plan, the Hathaway Corporation Year 2000 Stock Incentive Plan and the Emoteq Corporation Restated and Amended 1997 Incentive and Nonstatutory Stock Option Plan dated February 6, 2001.


                                        /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
  September 21, 2001.